Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 23, 2021, with respect to the consolidated financial statements of The Lion Electric Company contained in the Registration Statement on Form F-1 and Prospectus forming a part thereof. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears in the caption “Experts.”

/s/ Raymond Chabot Grant Thornton LLP

Montréal, Canada

May 28, 2021